Exhibit 8.1

LIST OF SUBSIDIARIES

List of subsidiaries of Petróleo Brasileiro S.A. –  PETROBRAS

Subsidiary companies	Total capital	Voting capital	Country of incorporation	Activity

Petrobras Distribuidora S.A. – BR and subsidiaries	100.00	100.00	Brazil	Distribution
Braspetro Oil Services Company - Brasoil and subsidiaries	100.00	100.00	Cayman Islands	International operations
Braspetro Oil Company – BOC and subsidiaries	100.00	100.00	Cayman Islands	International operations
Petrobras International Braspetro B.V. - PIBBV and subsidiaries	100.00	100.00	The Netherlands	International operations
Petrobras Comercializadora de Energia Ltda. – PBEN	100.00	100.00	Brazil	Energy
Petrobras Negócios Eletrônicos S.A. – E-PETRO	100.00	100.00	Brazil	Corporate
Petrobras Gás S.A. – Gaspetro and subsidiaries	99.99	99.99	Brazil	Gas transportation
Petrobras International Finance Company – PifCo and subsidiaries	100.00	100.00	Cayman Islands	International Commercialization and Financing
Petrobras Transporte S.A. – Transpetro and subsidiaries	100.00	100.00	Brazil	Transportation
Downstream Participações S.A.	99.99	99.99	Brazil	Refining and distribution
Petrobras Netherlands B.V. – PNBV and subsidiaries	100.00	100.00	The Netherlands	Exploration and Production
5283 Participações Ltda.	100.00	100.00	Brazil	Energy
Fundo de Investimento Imobiliário RB Logística – FII	99.00	99.00	Brazil	Corporate
Baixada Santista Energia Ltda.	100.00	100.00	Brazil	Energy
Sociedade Fluminense de Energia Ltda. – SFE	100.00	100.00	Brazil	Energy
Termoceará Ltda.	100.00	100.00	Brazil	Energy
Termomacaé Ltda.	100.00	100.00	Brazil	Energy
Termomacaé Comercializadora de Energia Ltda.	100.00	100.00	Brazil	Energy
Termobahia S.A.	98.85	98.85	Brazil	Energy
Ibiritermo S.A.	50.00	50.00	Brazil	Energy
Petrobras Biocombustível S.A.	100.00	100.00	Brazil	Production of ethanol, biodiesel and energy
Refinaria Abreu e Lima S.A.	100.00	100.00	Brazil	Refining and trading
Companhia Locadora de Equipamentos Petrolíferos S.A. – CLEP	100.00	100.00	Brazil	Exploration and Production
Comperj Participações S.A.	100.00	100.00	Brazil	Petrochemical
Comperj Estirênicos S.A.	100.00	100.00	Brazil	Petrochemical
Comperj MEG S.A.	100.00	100.00	Brazil	Petrochemical
Comperj Poliolefinas S.A.	100.00	100.00	Brazil	Petrochemical
Cordoba Financial Services Gmbh – CFS and subsidiaries	100.00	100.00	Austria	Corporate
Breitener Energética S.A. and subsidiaries	93.66	65.00	Brazil	Energy
Cayman Cabiunas Investment CO.	100.00	100.00	Cayman Islands	Exploration and Production
Innova S.A.	100.00	100.00	Brazil	Petrochemical
Companhia de Desenvolvimento de Plantas Utilidades S.A. – CDPU	100.00	100.00	Brazil	Utilities center
Companhia de Recuperação Secundária S.A. – CRSEC	100.00	100.00	Brazil	Exploration and Production
Companhia Integrada Têxtil de Pernambuco – CITEPE	100.00	–	Brazil	Petrochemical
Companhia Petroquímica de Pernambuco S.A. – Petroquímica SUAPE	100.00	–	Brazil	Petrochemical
Petrobras Logística de Exploração e Produção S.A. - PBLOG	100.00	–	Brazil	Exploration and Production
Arembepe Energia S.A.	100.00	30.00	Brazil	Energy
Energética Camaçari Muricy S.A.	71.60	49.00	Brazil	Energy
Liquigás S.A.	100.00	–	Brazil	Distribution
Petrobras Química S.A. – Petroquisa and subsidiaries	–	100.00	Brazil	Petrochemical

Special purpose entities consolidated according to FIN 46(R)	Total capital	Voting capital	Country of incorporation	Activity
Companhia de Desenvolvimento e Modernização de Plantas Industriais – CDMPI	0.00	0.00	Brazil	Refining
PDET Offshore S.A.	0.00	0.00	Brazil	Exploration and Production
Nova Transportadora do Nordeste S.A. – NTN	0.00	0.00	Brazil	Logistics
Nova Transportadora do Sudeste S.A. – NTS	0.00	0.00	Brazil	Logistics
Charter Development LLC – CDC	0.00	0.00	USA	Exploration and Production
Fundo de Investimento em Direitos Creditórios Não-padronizados do Sistema Petrobras	0.00	0.00	Brazil	Corporate